UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   F O R M 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 24, 2002
                                                          --------------


                                PALL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                    1-4311                   11-1541330
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)



     2200 Northern Boulevard, East Hills, New York               11548
     ----------------------------------------------              -----
        (Address of principal executive offices)               (Zip Code)


                                 (516) 484-5400
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets.

     Pursuant to a Stock Purchase Agreement, dated February 14, 2002 and amended by an Amendment, dated April 24, 2002, a copy of which is attached hereto as
Exhibit 2.2, by and between the Registrant Pall Corporation ("Pall") and United States Filter Corporation, a Delaware corporation ("USFC"), Pall acquired on April 24, 2002 the Filtration and Separations Group ("FSG") of USFC through the acquisition of all of the outstanding capital stock of USFC Acquisition Inc., a Delaware corporation which is a wholly-owned subsidiary of USFC. USFC is an indirect wholly-owned subsidiary of Vivendi Environnement, S.A., a French corporation.

     FSG develops, manufactures and sells filtration products, including filter elements and housings, for the separation and purification of liquids and gases. FSG primarily serves the food and beverage, industrial, microelectronics, biotech and pharmaceutical industries. FSG has 12 manufacturing facilities, with FSG's principal manufacturing facilities being located in France, Germany and the United States. Pall intends to integrate these facilities and the rest of FSG's operations, including its research and development and sales and marketing operations, with Pall's existing worldwide operations.

     The aggregate consideration paid by Pall was $360 million in cash, subject to a post-closing adjustment of the purchase price based on the net assets of FSG as of the closing date. The amount of the consideration was determined by Pall's Board of Directors after review of the FSG business and its potential impact on Pall's operations, if acquired. UBS Warburg LLC acted as financial advisor to the Board of Directors in connection with this transaction. Pall was the winning bidder in an auction to acquire FSG.

     Pall funded the acquisition by borrowing $360 million in cash under a Credit Agreement, dated as of April 24, 2002, a copy of which is attached hereto as Exhibit 2.3, between Pall, UBS AG, Stamford Branch, as Administrative Agent and a lender, UBS Warburg LLC, as Arranger, and Fleet National Bank, as Syndication Agent and a lender.

     A copy of the press release issued by Pall on April 24, 2002 with respect to the closing of the acquisition is attached hereto as Exhibit 99.

Item 7.  Financial Statements and Exhibits.

     (a) - (b)

     1. Financial Statements of FSG (to be filed by amendment no later than July 8, 2002).

     2. Unaudited Pro Forma Condensed Consolidated Financial Statements of Pall (to be filed by amendment no later than July 8, 2002).


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



     (c)      Exhibits.

 Exhibit No.   Description
 -----------   -----------

   2.1 Stock Purchase Agreement, dated February 14, 2002, by and between Pall Corporation and United States Filter Corporation. (Incorporated herein by reference to Exhibit 2 of Pall Corporation's Quarterly Report on Form 10-Q for the period ended January 26, 2002).

  2.2 Amendment, dated April 24, 2002, to Stock Purchase Agreement, dated February 14, 2002, by and between Pall Corporation and United States Filter Corporation.

  2.3 Credit Agreement, dated as of April 24, 2002, between Pall Corporation, UBS AG, Stamford Branch, as Administrative Agent, UBS Warburg LLC, as Arranger, Fleet National Bank, as Syndication Agent, and the Lenders Party thereto. This agreement as filed does not include the schedules and exhibits to such agreement listed in the table of contents thereto. The Registrant undertakes to furnish such schedules and exhibits to the Commission upon its request.

 99            Press Release issued by Pall Corporation on April 24, 2002.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PALL CORPORATION
                                        (Registrant)



                                        By: /s/ John Adamovich, Jr.
                                            ------------------------
                                        Name:  John Adamovich, Jr.
                                        Title: Group Vice President, Treasurer
                                               and Chief Financial Officer

Date: May 7, 2002

Exhibit Index

    The following exhibits are filed herewith or incorporated by reference:

Exhibit No.   Description
 -----------   -----------

   2.1 Stock Purchase Agreement, dated February 14, 2002, by and between Pall Corporation and United States Filter Corporation. (Incorporated herein by reference to Exhibit 2 of Pall Corporation's Quarterly Report on Form 10-Q for the period ended January 26, 2002).

  2.2 Amendment, dated April 24, 2002, to Stock Purchase Agreement, dated February 14, 2002, by and between Pall Corporation and United States Filter Corporation.

  2.3 Credit Agreement, dated as of April 24, 2002, between Pall Corporation, UBS AG, Stamford Branch, as Administrative Agent, UBS Warburg LLC, as Arranger, Fleet National Bank, as Syndication Agent, and the Lenders Party thereto. This agreement as filed does not include the schedules and exhibits to such agreement listed in the table of contents thereto. The Registrant undertakes to furnish such schedules and exhibits to the Commission upon its request.

 99            Press Release issued by Pall Corporation on April 24, 2002.




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